Exhibit 99.1

MURPHY OIL CORPORATION ANNOUNCES SECOND QUARTER 2017

FINANCIAL AND OPERATING RESULTS

EL DORADO, Arkansas, August 2, 2017 – Murphy Oil Corporation (NYSE: MUR) today announced its financial and operating results for the second quarter ended June 30, 2017, including a net loss from continuing operations of $17 million, or $0.10 per diluted share.

Operating and financial highlights for the second quarter 2017 include:

•	Produced volumes of 163 Mboepd, on track to achieve full year production guidance
•	Invested $201 million on capital expenditures, in line with $890 million annual capital program
•	Achieved decade-low lease operating expense of $7.63 per boe
•	Completed Murphy record well in the Kaybob Duvernay achieving an IP30 rate approaching 1,800 boepd
•	Committed to increase Tupper Montney natural gas volumes by 200 MMcfd by 2020 through additional firm transport capacity on TransCanada Corporation’s pipeline system
•	Executed pacesetter wells in the Eagle Ford Shale, drilling two wells averaging 4.5 days
•	Drilled discovery well in Vietnam Block 11-2/11 in the Nam Con Son Basin and signed an application for Block 15-2 in the Cuu Long Basin

SECOND QUARTER 2017 FINANCIAL RESULTS

Murphy recorded a net loss from continuing operations of $17 million, or $0.10 per diluted share, for the second quarter 2017. The company reported an adjusted loss, which excludes both the results of discontinued operations and certain other items that affect comparability of results between periods, of $19 million, or $0.11 per diluted share. The most significant items affecting the adjusted loss were a U.S. tax benefit of $21 million related to investments in foreign exploration areas and an after-tax gain of $15 million for mark-to-market of open crude oil hedge contracts. These were essentially offset by a $31 million non-cash foreign exchange loss due to the weakening U.S. dollar compared to the Canadian dollar and a $6 million deferred tax expense on undistributed foreign earnings. Details for second quarter results can be found in the attached schedules.

Earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations totaled $258 million, or $17.71 per barrel of oil equivalent (boe) sold. Earnings before interest, taxes, depreciation, amortization and exploration expenses (EBITDAX) totaled $278 million, or $19.10 per boe sold. Production in the second quarter 2017 averaged 163 thousand barrels of oil equivalent per day (Mboepd).

“We continue to successfully execute on our 2017 plan. We have stabilized production levels and maintained high uptime performance across all our operated assets while employing data analytics to drive down unit operating costs to their lowest levels in a decade. We drilled a record setting well in the Kaybob Duvernay while successfully progressing the delineation of the asset, drilled a discovery well offshore Vietnam in Block 11-2/11, and maintained our healthy balance sheet,” stated Roger W. Jenkins, President and Chief Executive Officer.

FINANCIAL POSITION

As of June 30, 2017, the company had $2.8 billion of outstanding fixed rate notes and $1.1 billion in cash and liquid invested securities. The long term, fixed-rate notes, excluding the current maturity, have a weighted average maturity of 9.6 years and a weighted average coupon of 5.6 percent. Following the December 2017 bond maturity of $550 million, Murphy will not have any debt maturities until 2022. There were no borrowings on the senior credit facility at quarter end. Over the first half of 2017, Murphy has improved its cash position while executing capital expenditures as planned and paying dividends to shareholders. Total cash and liquid invested securities increased by approximately $114 million from year end 2016.

REGIONAL OPERATIONS SUMMARY

North American Onshore

The North American onshore business produced over 86 Mboepd in the second quarter, with 51 percent liquids. Second quarter 2017 operating expenses were $6.53 per boe, a 16 percent decrease from second quarter 2016.

Eagle Ford Shale – Production in the quarter averaged 46 Mboepd, with 87 percent liquids. During the quarter, the company brought online 19 wells, of which 12 were in the Tilden area. The company continued to test the play’s multi-stacked potential with 16 Lower Eagle Ford Shale wells, one Upper Eagle Ford Shale well, and two Austin Chalk wells.

During the quarter the company brought 11 wells online employing a new slick water completion style, with tighter cluster spacing, higher sand concentrations, and finer mesh sand. Of the 11 wells, eight outperformed their pre-drill initial production estimate for the first 30 days (IP30) by over 30 percent. In response to the improved results, the company will continue using this completion technique more widely across the field with the expectation of achieving higher production that should lead to additional resource recovery over the long-term.

The two Austin Chalk wells were both drilled in the Karnes area. One well was drilled in the conventional Austin Chalk landing zone while the other was drilled in a higher landing zone. The well that was drilled in the higher landing zone outperformed pre-drill estimates by over 45 percent, as compared to the other well that utilized the conventional landing zone and performed in line with pre-drill expectations. These early results are encouraging as they validate our Austin Chalk well count.

For the second half of 2017, the company expects to bring 46 wells online, of which 24 will be in the third quarter, all in the prolific Karnes and Catarina areas. This will bring the number of online wells to 78 in 2017, as compared to the previously guided 72, with full year production averaging nearly 50 Mboepd. As a result of accelerating the completion schedule, the six additional wells are planned to come online late in the fourth quarter.

Tupper Montney – Natural gas production in the quarter averaged 204 million cubic feet per day (MMcfd) despite a planned seven-day processing plant turnaround. There were five wells brought online during the second quarter, three in the Upper Montney and two in the Middle Montney. Strong production results from these wells are yielding estimated recoveries on trend with an 18 billion cubic feet (Bcf) per well type curve, as compared to the previously projected recovery range of 10 to 14 Bcf per well. The robust well performance continues to support the company’s new well designs of longer laterals that are approaching 10,000 feet, with completion trials that test tighter stage spacing and various sand concentrations. Although a majority of the company’s development has been in the Lower Montney, it is evident that there is significant development potential in multi-stacked pay across the play.

Murphy plans to increase Tupper Montney natural gas production by executing on a “drill-to-fill” strategy for current plant capacity. The company is pursuing additional natural gas processing capacity, including 20 MMcfd that will be available late in the fourth quarter 2017, as well as 60 MMcfd that will be available in the third quarter 2019. In addition to the planned increased production associated with natural gas processing plant capacity, the company has committed to a long-term volume expansion with the TransCanada Pipeline system for an additional 200 MMcfd capacity available in late 2020. To facilitate this expansion, the company has executed a Front-End Engineering and Design (FEED) contract with Enbridge Inc. for additional processing capacity. The sanction of the project is planned to occur in the first quarter of 2018. The new pipeline commitment and FEED work for additional processing is the first step towards a long-term plan to increase production and bring value forward in this low-cost, long-life asset.

Kaybob Duvernay – Production in the quarter averaged over 3,500 barrels of oil equivalent per day (boepd), a 24 percent increase from first quarter 2017, with 58 percent liquids. During the second quarter, the 04-32 two well pad in the oil window was brought online with an average pad IP30 over 1,300 boepd and 75 percent liquids. One well reached peak production of over 2,000 boepd and recorded an IP30 approaching 1,800 boepd. Early in the third quarter, three wells were brought online at the 11-18 pad that are delineating the transition between the oil and condensate windows. These wells had a cumulative peak production rate upwards of 3,000 boepd. The company will continue to modify completion designs and test well placement, lateral length, frac design, and flow-back strategy.

For the remainder of 2017, the company expects to drill nine wells and bring online two wells. The two online wells will test the condensate window as part of the ongoing appraisal and de-risking of the play. This will bring the full year wells drilled to 16 and wells online to ten. The current well results, along with learnings from the play and low royalty rates, continue to point to long-term value creation and production growth in this low-cost entry asset.

Offshore

The offshore business produced 77 Mboepd for the second quarter, with 71 percent liquids.

Malaysia – Production in the quarter averaged 54 Mboepd, with 63 percent liquids. Block K and Sarawak averaged 34 thousand barrels of liquids per day, while Sarawak natural gas production averaged 113 MMcfd. Sarawak oil cumulative production has now exceeded 100 million barrels of gross oil since the first field came online in 2003.

North America – Production in the quarter for the Gulf of Mexico and East Coast Canada averaged 22 Mboepd, with 91 percent liquids. This is despite the Gulf of Mexico non-operated Kodiak well suffering a mechanical failure of a tubing string component late in the quarter. The well requires a rig repair, which is scheduled for the fourth quarter. Prior to the mechanical failure, the well was producing near 3,500 boepd net.

Vietnam Exploration – Murphy successfully drilled an oil discovery at the CT-1X well in Block 11-2/11 in the Nam Con Son Basin. Following this discovery, the second exploration well in the area was delayed in order to plan for a location to further test the interval discovered in the CT-1X well. The second well in the plan, the CM-1X well, will be drilled later in the third quarter.

In the Cuu Long Basin, Murphy is working with the operator on the Block 15-1/05 LDV discovery for a sanction in early 2018, as well as planning the next exploration well. The company also signed an application to operate the adjacent 15-2 block, where we plan to ultimately test a feature similar to the company’s successful LDV project nearby the adjoining block.

PRODUCTION AND CAPITAL EXPENDITURE GUIDANCE

Production for the third quarter 2017 is estimated in the range of 156 to 158 Mboepd. Third quarter guidance is below second quarter production due to pre-planned downtime work at our Sarawak oil and natural gas fields and the non-operated Terra Nova field, as well as the previously described loss of the non-operated Kodiak well in the Gulf of Mexico. There is also planned downtime at the Keyera processing plant in the Kaybob Duvernay. The temporary production loss of approximately 10,000 boepd in these four areas is partially offset by increased approximate production levels of 1,300 boepd offshore and 2,700 boepd at North American Onshore assets. The company is tightening estimated full year 2017 production guidance to be in the range of 163 to 167 Mboepd. The maintained guidance range is supported by the North American Onshore assets which are growing over 15 percent from fourth quarter 2016 to fourth quarter 2017, adjusted for divestitures. Full year capital expenditure guidance is being maintained at $890 million. Details for production and guidance can be found in the attached schedules.

“Our high-margin offshore assets continue to provide valuable cash flow which is being used to grow our short-cycle North American Onshore portfolio. Our financial discipline is paying off as we have a healthy balance sheet with appropriate leverage, allowing us to weather the continued commodity price volatility. Our 2017 plan is delivering value by paying a competitive dividend yield, providing upside optionality through enhancing our exploration portfolio and growing onshore production,” Jenkins added.

CONFERENCE CALL AND WEBCAST SCHEDULED FOR AUGUST 3, 2017

Murphy will host a conference call to discuss second quarter 2017 financial and operating results on Thursday, August 3, 2017, at 11:00 a.m. EDT. The call can be accessed either via the Internet through the Investor Relations section of Murphy Oil’s website at http://ir.murphyoilcorp.com or via the telephone by dialing 1-877-723-9521. The telephone reservation number for the call is 6836831. Replays of the call will be available through the same address on the company’s website and a recording of the call will be available through August 17, 2017 by calling 1-888-203-1112 and referencing reservation number 6836831. A replay of the conference call will also be available on the Murphy website at http://ir.murphyoilcorp.com.

FINANCIAL DATA

Summary financial data, operating statistics and a summary balance sheet for the second quarter 2017 with comparisons to the same period from the previous year are contained in the following schedules. Additionally, a schedule indicating the impacts of items affecting comparability of results between periods and schedules comparing EBITDA and EBITDAX between periods are included with these schedules as well as guidance for the third quarter.

ABOUT MURPHY OIL CORPORATION

Murphy Oil Corporation is a global independent oil and natural gas exploration and production company. The company’s diverse resource base includes offshore production in Southeast Asia, Canada and Gulf of Mexico, as well as North America onshore plays in the Eagle Ford Shale, Kaybob Duvernay and Montney. Additional information can be found on the company’s website at http://www.murphyoilcorp.com

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified through the inclusion of words such as “aim”, “anticipate”, “believe”, “drive”, “estimate”, “expect”, “expressed confidence”, “forecast”, “future”, “goal”, “guidance”, “intend”, “may”, “objective”, “outlook”, “plan”, “position”, “potential”, “project”, “seek”, “should”, “strategy”, “target”, “will” or variations of such words and other similar expressions. These statements, which express management’s current views concerning future events or results, are subject to inherent risks and uncertainties. Factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement include, but are not limited to, increased volatility or deterioration in the level of crude oil and natural gas prices, deterioration in the success rate of our exploration programs or in our ability to maintain production rates and replace reserves, reduced customer demand for our products due to environmental, regulatory, technological or other reasons, adverse foreign exchange movements, political and regulatory instability in the markets where we do business, natural hazards impacting our operations, any other deterioration in our business, markets or prospects, any failure to obtain necessary regulatory approvals, any inability to service or refinance our outstanding debt or to access debt markets at acceptable prices, and adverse developments in the U.S. or global capital markets, credit markets or economies in general. For further discussion of factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement, see “Risk Factors” in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (SEC) and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website and from Murphy Oil Corporation’s website at http://ir.murphyoilcorp.com. Murphy Oil Corporation undertakes no duty to publicly update or revise any forward-looking statements.

NON-GAAP FINANCIAL MEASURES

This news release contains certain non-GAAP financial measures that management believes are good tools for internal use and the investment community in evaluating Murphy Oil Corporation’s overall financial performance. These non-GAAP financial measures are broadly used to value and compare companies in the crude oil and natural gas industry, although not all companies define these measures in the same way. In addition, these non-GAAP financial measures are not a substitute for financial measures prepared in accordance with GAAP, and should therefore be considered only as supplemental to such GAAP financial measures. Please see the attached schedules for reconciliations of the differences between the non-GAAP financial measures used in this news release and the most directly comparable GAAP financial measures.

RESERVE REPORTING TO THE SECURITIES EXCHANGE COMMISSION

The SEC requires oil and natural gas companies, in their filings with the SEC, to disclose proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We may use certain terms in this news release, such as “resource”, “gross resource”, “recoverable resource”, “net risked PMEAN resource”, “recoverable oil”, “resource base”, “EUR” or “estimated ultimate recovery” and similar terms that the SEC’s rules prohibit us from including in filings with the SEC. The SEC permits the optional disclosure of probable and possible reserves; however, we have not disclosed the company’s probable and possible reserves in our filings with the SEC. Investors are urged to consider closely the disclosures and risk factors in our most recent Annual Report on Form 10-K filed with the SEC and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website and from Murphy Oil Corporation’s website at http://ir.murphyoilcorp.com.

Investor Contacts:

Kelly Whitley, kelly_whitley@murphyoilcorp.com, 281-675-9107

Amy Garbowicz, amy_garbowicz@murphyoilcorp.com, 281-675-9201

Emily McElroy, emily_mcelroy@murphyoilcorp.com, 870-864-6324

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(Thousands of dollars, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Revenues
Sales and other operating revenues	$509,613	411,217	1,054,271	840,311
Gain (loss) on sale of assets	(1,334)	3,809	130,648	3,831
Interest and other income (loss)	(33,782)	22,436	(45,803)	23,615
Total revenues	474,497	437,462	1,139,116	867,757

Costs and expenses
Lease operating expenses	111,179	156,530	233,321	315,633
Severance and ad valorem taxes	10,742	13,439	21,955	26,076
Exploration expenses	20,201	37,128	48,864	64,044
Selling and general expenses	57,332	67,113	111,587	140,620
Depreciation, depletion and amortization	234,992	255,239	471,146	541,388
Accretion of asset retirement obligations	10,428	12,346	20,984	24,471
Impairment of assets	–	–	–	95,088
Interest expense	46,261	35,058	91,951	67,119
Interest capitalized	(1,116)	(608)	(2,209)	(2,449)
Other expense (benefit)	6,377	(7,516)	8,534	(7,932)
Total costs and expenses	496,396	568,729	1,006,133	1,264,058

Income (loss) from continuing operations before income taxes	(21,899)	(131,267)	132,983	(396,301)
Income tax expense (benefit)	(4,545)	(134,172)	92,842	(199,721)
Income (loss) from continuing operations	(17,354)	2,905	40,141	(196,580)
Income (loss) from discontinued operations, net of income taxes	(217)	25	752	708

NET INCOME (LOSS)	$(17,571)	2,930	40,893	(195,872)

INCOME (LOSS) PER COMMON SHARE – BASIC
Continuing operations	$(0.10)	0.02	0.23	(1.14)
Discontinued operations	-	–	0.01	–
Net income (loss)	$(0.10)	0.02	0.24	(1.14)

INCOME (LOSS) PER COMMON SHARE – DILUTED
Continuing operations	$(0.10)	0.02	0.23	(1.14)
Discontinued operations	-	–	0.01	–
Net income (loss)	$(0.10)	0.02	0.24	(1.14)

Cash dividends per Common share	0.25	0.35	0.50	0.70

Average Common shares outstanding (thousands)
Basic	172,558	172,197	172,482	172,150
Diluted	172,558	172,800	173,017	172,150

MURPHY OIL CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(Thousands of dollars)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Operating Activities
Net income (loss)	$(17,571)	2,930	40,893	(195,872)
Adjustments to reconcile net loss to net cash provided by continuing operations activities:
Income from discontinued operations	217	(25)	(752)	(708)
Depreciation, depletion and amortization	234,992	255,239	471,146	541,388
Impairment of assets	–	–	–	95,088
Amortization of deferred major repair costs	–	1,796	–	3,798
Dry hole costs	(1,000)	14,339	1,904	14,270
Amortization of undeveloped leases	10,349	14,950	20,306	25,419
Accretion of asset retirement obligations	10,428	12,346	20,984	24,471
Deferred income tax expense (benefit)	(25,403)	(230,518)	33,130	(316,201)
Pretax (gains) losses from disposition of assets	1,334	(3,809)	(130,648)	(3,831)
Net (increase) decrease in noncash operating working capital	(837)	17,554	42,581	(86,793)	1
Other operating activities, net	73,440	(14,736)	91,918	12,349
Net cash provided by continuing operations activities	285,949	70,066	591,462	113,378

Investing Activities
Property additions and dry hole costs	(220,023)	(394,558)	(431,654)	(604,587)
Proceeds from sales of property, plant and equipment	206	1,153,292	64,303	1,153,325
Purchases of investment securities[2]	–	(601,941)	(212,661)	(651,218)
Proceeds from maturity of investment securities[2]	170,983	614,395	284,193	701,378
Other investing activities, net	–	14,018	–	(7,640)
Net cash (required) provided by investing activities	(48,834)	785,206	(295,819)	591,258

Financing Activities
Repayments of debt	–	(971,000)	–	(600,000)
Capital lease obligation payments	(2,323)	(2,482)	(11,983)	(5,172)
Withholding tax on stock-based incentive awards	(1,273)	(86)	(7,081)	(1,138)
Cash dividends paid	(43,142)	(60,268)	(86,278)	(120,535)
Net cash required by financing activities	(46,738)	(1,033,836)	(105,342)	(726,845)

Cash Flows from Discontinued Operations
Operating activities	–	2,873	–	5,185
Changes in cash included in current assets held for sale	–	(2,873)	–	(5,185)
Net change in cash and cash equivalents of discontinued operations	–	–	–	–
Effect of exchange rate changes on cash and cash equivalents	(7,743)	22,984	(4,611)	6,509
Net increase in cash and cash equivalents	182,634	(155,580)	185,690	(15,700)
Cash and cash equivalents at beginning of period	875,853	423,063	872,797	283,183
Cash and cash equivalents at end of period	$1,058,487	267,483	1,058,487	267,483

12016 balance includes payments for deepwater rig contract exit of $261.8 million.

2Investments are Canadian government securities with maturities greater than 90 days at the date of  acquisition.

MURPHY OIL CORPORATION

SCHEDULE OF ADJUSTED LOSS

(Unaudited)

(Millions of dollars, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net income (loss)	$(17.6)	2.9	40.9	(195.9)
Discontinued operations loss (income)	0.2	–	(0.8)	(0.7)
Income (loss) from continuing operations	(17.4)	2.9	40.1	(196.6)
Adjustments:
Mark-to-market (gain) loss on crude oil derivative contracts	(14.7)	38.6	(40.7)	51.9
Foreign exchange losses (gains)	31.1	(19.5)	42.7	(21.3)
Gain on sale of assets	–	(51.9)	(96.0)	(47.9)
Deferred tax on undistributed foreign earnings	5.8	–	60.4	–
Income tax benefits associated with Montney midstream divestiture	–	(20.9)	–	(20.9)
Tax benefits on investments in foreign areas	(21.1)	(9.4)	(32.9)	(9.4)
Oil Insurance Limited dividends	(2.8)	(2.2)	(2.8)	(2.2)
Impairments of assets	–	–	–	68.9
Restructuring charges	–	–	–	6.2
Total adjustments after taxes	(1.7)	(65.3)	(69.3)	25.3
Adjusted loss	(19.1)	(62.4)	(29.2)	(171.3)

Adjusted loss per diluted share	$(0.11)	(0.36)	(0.17)	(1.00)

Non-GAAP Financial Measures

Presented above is a reconciliation of Net income (loss) to Adjusted loss.  Adjusted loss excludes certain items that management believes affect the comparability of results between periods.  Management believes this is important information to provide because it is used by management to evaluate the Company's operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company's financial results.  Adjusted loss is a non-GAAP financial measure and should not be considered a substitute for Net income (loss) as determined in accordance with accounting principles generally accepted in the United States of America.

Note:Amounts shown above as reconciling items between Net income (loss) and Adjusted loss are presented net of applicable income taxes based on the statutory rate applicable by jurisdiction.  The 2017 pretax and income tax impacts for adjustments shown above are as follows by area of operations.

	Three Months Ended			Six Months Ended
	June 30, 2017			June 30, 2017
	Pretax	Tax	Net	Pretax	Tax	Net
Exploration & Production:
United States	(22.6)	7.9	(14.7)	(62.6)	21.9	(40.7)
Canada	–	–	–	(132.4)	36.4	(96.0)
Other International	–	(21.1)	(21.1)	–	(32.9)	(32.9)
Total E&P	(22.6)	(13.2)	(35.8)	(195.0)	25.4	(169.6)
Corporate:	31.1	3.0	34.1	44.5	55.8	100.3
Total adjustments	8.5	(10.2)	(1.7)	(150.5)	81.2	(69.3)

Income taxes are presented based on the estimated statutory tax effect each adjustment item had on taxes in the applicable tax jurisdiction.

MURPHY OIL CORPORATION

SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION

AND AMORTIZATION (EBITDA)

(Unaudited)

(Millions of dollars, except per barrel of oil equivalents sold)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Income (loss) from continuing operations	$(17.4)	2.9	40.1	(196.6)
Income tax expense (benefit)	(4.6)	(134.2)	92.9	(199.7)
Interest expense	46.3	35.1	92.0	67.1
Interest capitalized	(1.1)	(0.6)	(2.2)	(2.4)
Depreciation, depletion and amortization expense	235.0	255.2	471.1	541.4
Impairments of long-lived assets	–	–	–	95.1
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$258.2	158.4	693.9	304.9

Total barrels of oil equivalents sold (thousands of barrels)	14,578.5	15,198.9	29,335.9	32,744.5

EBITDA per barrel of oil equivalents sold	$17.71	10.42	23.65	9.31

Non-GAAP Financial Measures

Presented above is a reconciliation of Income (loss) from continuing operations to Earnings before interest, taxes, depreciation and amortization (EBITDA).  Management believes EBITDA is important information to provide because it is used by management to evaluate the Company's operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company's financial results.  EBITDA is a non-GAAP financial measure and should not be considered a substitute for Net income (loss) or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.

EBITDA for the six months ended June 30, 2017  included $132.4 million pre-tax gain on sale of Seal properties in Canada in January 2017.

EBITDA for the three months and six months periods ended June 30, 2017 included unrealized foreign exchange losses on intercompany loans of $31.7 million and $43.7 million, respectively.

MURPHY OIL CORPORATION

SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,

AMORTIZATION AND EXPLORATION (EBITDAX)

(Unaudited)

(Millions of dollars, except per barrel of oil equivalents sold)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Income (loss) from continuing operations	$(17.4)	2.9	40.1	(196.6)
Income tax expense (benefit)	(4.6)	(134.2)	92.9	(199.7)
Interest expense	46.3	35.1	92.0	67.1
Interest capitalized	(1.1)	(0.6)	(2.2)	(2.4)
Depreciation, depletion and amortization expense	235.0	255.2	471.1	541.4
Exploration expenses	20.2	37.1	48.8	64.0
Impairment of long-lived assets	–	–	–	95.1
Earnings before interest, taxes, depreciation, amortization and exploration expenses (EBITDAX)	$278.4	195.5	742.7	368.9

Total barrels of oil equivalents sold (thousands of barrels)	14,578.5	15,198.9	29,335.9	32,744.5

EBITDAX per barrel of oil equivalents sold	$19.10	12.86	25.32	11.27

Non-GAAP Financial Measures

Presented above is a reconciliation of Income (loss) from continuing operations to Earnings before interest, taxes, depreciation, amortization and exploration (EBITDAX).  Management believes EBITDAX is important information to provide because it is used by management to evaluate the Company's operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company's financial results.  EBITDAX is a non-GAAP financial measure and should not be considered a substitute for Net income (loss) or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.

EBITDAX for the six months ended June 30, 2017 included $132.4 million pre-tax gain on sale of Seal properties in Canada in January 2017.

EBITDAX for the three months and six months periods ended June 30, 2017 included unrealized foreign exchange losses on intercompany loans of $31.7 million and $43.7 million, respectively.

MURPHY OIL CORPORATION

FUNCTIONAL RESULTS OF OPERATIONS (Unaudited)

(Millions of dollars)

	Three Months Ended June 30, 2017		Three Months Ended June 30, 2016
	Revenues	Income (Loss)	Revenues	Income (Loss)
Exploration and production
United States	$239.5	8.0	143.6	(65.7)
Canada	88.2	5.2	77.4	55.3
Malaysia	176.5	47.7	190.5	47.7
Other	–	7.2	(0.1)	(5.1)
Total exploration and production	504.2	68.1	411.4	32.2
Corporate and other	(29.7)	(85.5)	26.1	(29.3)
Revenue/income from continuing operations	474.5	(17.4)	437.5	2.9
Discontinued operations, net of tax	–	(0.2)	–	–
Total revenues/net income (loss)	$474.5	(17.6)	437.5	2.9

	Six Months Ended June 30, 2017		Six Months Ended June 30, 2016
	Revenues	Income (Loss)	Revenues	Income (Loss)
Exploration and production
United States	$500.8	31.0	318.3	(131.4)
Canada	306.1	105.8	183.5	(31.9)
Malaysia	373.9	106.3	338.8	70.1
Other	–	0.1	–	(31.2)
Total exploration and production	1,180.8	243.2	840.6	(124.4)
Corporate and other	(41.7)	(203.1)	27.2	(72.2)
Revenue/income from continuing operations	1,139.1	40.1	867.8	(196.6)
Discontinued operations, net of tax	–	0.8	–	0.7
Total revenues/net income (loss)	$1,139.1	40.9	867.8	(195.9)

MURPHY OIL CORPORATION

OIL AND GAS OPERATING RESULTS (Unaudited)

THREE MONTHS ENDED JUNE 30,  2017 AND 2016

		Canada
	United	Conven-	Syn-
(Millions of dollars)	States	tional	thetic	Malaysia	Other	Total
Three Months Ended June 30, 2017
Oil and gas sales and other revenues	$239.5	88.2	–	176.5	–	504.2
Lease operating expenses	44.3	25.5	–	41.4	–	111.2
Severance and ad valorem taxes	10.4	0.3	–	–	–	10.7
Depreciation, depletion and amortization	135.5	46.0	–	48.3	1.0	230.8
Accretion of asset retirement obligations	4.2	1.9	–	4.3	–	10.4
Exploration expenses
Dry holes	(1.0)	–	–	–	–	(1.0)
Geological and geophysical	0.6	–	–	–	0.1	0.7
Other	2.0	0.1	–	–	8.1	10.2
	1.6	0.1	–	–	8.2	9.9
Undeveloped lease amortization	10.2	0.1	–	–	–	10.3
Total exploration expenses	11.8	0.2	–	–	8.2	20.2
Selling and general expenses	16.6	7.0	–	3.3	5.0	31.9
Other expenses	3.6	–	–	2.8	–	6.4
Results of operations before taxes	13.1	7.3	–	76.4	(14.2)	82.6
Income tax provisions (benefits)	5.1	2.1	–	28.7	(21.4)	14.5
Results of operations (excluding corporate overhead and interest)	$8.0	5.2	–	47.7	7.2	68.1

Three Months Ended June 30, 2016
Oil and gas sales and other revenues	$143.6	61.6	15.8	190.5	(0.1)	411.4
Lease operating expenses	54.5	25.0	31.8	45.2	–	156.5
Severance and ad valorem taxes	11.0	1.1	1.3	–	–	13.4
Depreciation, depletion and amortization	146.6	45.9	3.1	54.0	1.6	251.2
Accretion of asset retirement obligations	4.3	2.8	1.2	4.0	–	12.3
Exploration expenses
Dry holes	(0.8)	–	–	4.5	10.7	14.4
Geological and geophysical	0.3	–	–	0.2	–	0.5
Other	1.0	0.1	–	–	6.2	7.3
	0.5	0.1	–	4.7	16.9	22.2
Undeveloped lease amortization	13.7	1.0	–	–	0.2	14.9
Total exploration expenses	14.2	1.1	–	4.7	17.1	37.1
Selling and general expenses	12.7	8.1	0.2	5.0	9.1	35.1
Other expenses (benefits)	(0.1)	1.6	–	0.9	(9.9)	(7.5)
Results of operations before taxes	(99.6)	(24.0)	(21.8)	76.7	(18.0)	(86.7)
Income tax provisions (benefits)	(33.9)	(27.4)	(73.7)	29.0	(12.9)	(118.9)
Results of operations (excluding corporate overhead and interest)	$(65.7)	3.4	51.9	47.7	(5.1)	32.2

MURPHY OIL CORPORATION

OIL AND GAS OPERATING RESULTS (Unaudited)

SIX MONTHS ENDED JUNE 30,  2017 AND 2016

		Canada
	United	Conven-	Syn-
(Millions of dollars)	States	tional	thetic	Malaysia	Other	Total
Six Months Ended June 30, 2017
Oil and gas sales and other revenues	$500.8	306.1	–	373.9	–	1,180.8
Lease operating expenses	92.2	48.1	–	93.0	–	233.3
Severance and ad valorem taxes	21.1	0.9	–	–	–	22.0
Depreciation, depletion and amortization	273.8	90.5	–	96.2	1.9	462.4
Accretion of asset retirement obligations	8.4	3.9	–	8.7	–	21.0
Exploration expenses
Dry holes	(1.3)	–	–	3.2	–	1.9
Geological and geophysical	0.9	0.1	–	–	4.6	5.6
Other	4.0	0.1	–	–	17.0	21.1
	3.6	0.2	–	3.2	21.6	28.6
Undeveloped lease amortization	19.0	1.3	–	–	–	20.3
Total exploration expenses	22.6	1.5	–	3.2	21.6	48.9
Selling and general expenses	32.2	14.2	–	5.7	9.9	62.0
Other expenses	0.7	–	–	7.8	–	8.5
Results of operations before taxes	49.8	147.0	–	159.3	(33.4)	322.7
Income tax provisions (benefits)	18.8	41.2	–	53.0	(33.5)	79.5
Results of operations (excluding corporate overhead and interest)	$31.0	105.8	–	106.3	0.1	243.2

Six Months Ended June 30, 2016
Oil and gas sales and other revenues	$318.3	119.2	64.3	338.8	–	840.6
Lease operating expenses	110.0	42.7	69.8	93.1	–	315.6
Severance and ad valorem taxes	21.4	2.2	2.5	–	–	26.1
Depreciation, depletion and amortization	315.3	90.8	16.5	108.1	3.0	533.7
Accretion of asset retirement obligations	8.6	5.4	2.4	8.1	–	24.5
Impairment of assets	–	95.1	–	–	–	95.1
Exploration expenses
Dry holes	(0.5)	–	–	4.1	10.7	14.3
Geological and geophysical	0.6	2.9	–	0.5	4.3	8.3
Other	2.1	0.4	–	–	13.5	16.0
	2.2	3.3	–	4.6	28.5	38.6
Undeveloped lease amortization	22.7	2.3	–	–	0.4	25.4
Total exploration expenses	24.9	5.6	–	4.6	28.9	64.0
Selling and general expenses	35.2	15.7	0.5	8.4	19.2	79.0
Other expenses (benefits)	0.1	–	–	0.9	(8.9)	(7.9)
Results of operations before taxes	(197.2)	(138.3)	(27.4)	115.6	(42.2)	(289.5)
Income tax provisions (benefits)	(65.8)	(58.5)	(75.3)	45.5	(11.0)	(165.1)
Results of operations (excluding corporate overhead and interest)	$(131.4)	(79.8)	47.9	70.1	(31.2)	(124.4)

MURPHY OIL CORPORATION

PRODUCTION-RELATED EXPENSES

(Dollars per barrel of oil equivalents sold)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
		2017	2016	2017	2016

United States – Eagle Ford Shale
Lease operating expense		$7.95	9.32	7.92	8.57
Severance and ad valorem taxes		2.49	2.58	2.53	2.27
Depreciation, depletion and amortization (DD&A) expense		25.47	25.29	25.90	25.10

United States – Gulf of Mexico
Lease operating expense		$8.60	9.37	9.78	8.93
DD&A expense		22.60	24.54	21.61	24.08

Canada – Conventional operations
Lease operating expense		$5.70	6.14	5.53	5.06
Severance and ad valorem taxes		0.08	0.27	0.10	0.26
DD&A expense		10.26	11.28	10.42	10.80

Canada – Synthetic oil operations*
Lease operating expense		$–	112.81	–	41.15
Severance and ad valorem taxes		–	4.76	–	1.46
DD&A expense		–	10.89	–	9.72

Malaysia – Sarawak	$
Lease operating expense		4.85	4.42	5.59	6.25
DD&A expense		8.02	9.43	7.90	9.60

Malaysia – Block K
Lease operating expense		$16.37	13.38	16.59	12.95
DD&A expense		14.76	12.05	13.56	12.35

Total oil and gas operations
Lease operating expense		$7.63	10.30	7.95	9.64
Severance and ad valorem taxes		0.74	0.88	0.75	0.80
DD&A expense		15.82	16.53	15.77	16.30

Total oil and gas operations – excluding synthetic oil operations
Lease operating expense		$7.63	8.36	7.95	7.92
Severance and ad valorem taxes		0.74	0.81	0.75	0.76
DD&A expense		15.82	16.63	15.77	16.66

*  The Company sold its 5% non-operated interest in Syncrude Canada Ltd. on June 23, 2016.

MURPHY OIL CORPORATION

OTHER FINANCIAL DATA

(Unaudited)

(Millions of dollars)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2017	2016		2017	2016
Capital expenditures
Exploration and production
United States	$124.3	35.2		222.7	100.7
Canada	47.8	240.9	2	136.0	273.5	2
Malaysia	9.3	14.4		11.1	41.9
Other	16.1	16.0		41.4	26.8
Total	197.5	306.5		411.2	442.9

Corporate	3.0	12.3		3.8	20.7
Total capital expenditures	200.5	318.8		415.0	463.6

Charged to exploration expenses[1]
United States	1.6	0.5		3.6	2.2
Canada	0.1	0.1		0.2	3.3
Malaysia	–	4.7		3.2	4.6
Other	8.2	16.9		21.6	28.5
Total charged to exploration expenses	9.9	22.2		28.6	38.6

Total capitalized	$190.6	296.6		386.4	425.0

[1] Excludes amortization of undeveloped leases of	$10.3	14.9		20.3	25.4

2  Includes costs of $206.7 million associated with acquisition of Kaybob Duvernay and liquids rich Montney.

MURPHY OIL CORPORATION
CONDENSED BALANCE SHEET (Unaudited)
(Millions of dollars)

	June 30, 2017	December 31, 2016

Assets
Cash and cash equivalents	$1,058.5	872.8
Canadian government securities	40.1	111.5
Other current assets	442.0	574.8
Property, plant and equipment – net	8,164.1	8,316.2
Other long-term assets	432.1	420.6
Total assets	$10,136.8	10,295.9

Liabilities and Stockholders' Equity
Current maturities of long-term debt	$559.2	569.8
Other current liabilities	798.5	932.6
Long-term debt*	2,367.1	2,422.8
Other long-term liabilities	1,434.3	1,454.0
Total stockholders' equity	4,977.7	4,916.7
Total liabilities and stockholders' equity	$10,136.8	10,295.9

* Includes a capital lease on production equipment of $137.9 million at June 30, 2017 and $195.8 million at December 31, 2016.

MURPHY OIL CORPORATION

STATISTICAL SUMMARY

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net crude oil and condensate produced – barrels per day	89,033	98,995	92,300	111,235
United States – Eagle Ford Shale	33,195	34,563	33,397	38,550
– Gulf of Mexico	11,329	12,564	11,844	13,331
Canada – onshore	3,051	950	2,470	540
– offshore	8,199	7,217	9,053	8,020
– heavy[1]	–	2,200	303	2,759
– synthetic[1]	–	3,093	–	9,326
Malaysia – Sarawak	13,176	13,944	13,346	13,490
– Block K	20,083	24,464	21,887	25,219

Net crude oil and condensate sold – barrels per day	86,851	96,918	88,361	108,054
United States – Eagle Ford Shale	33,195	34,563	33,397	38,550
– Gulf of Mexico	11,329	12,564	11,844	13,331
Canada – onshore	3,051	950	2,470	540
– offshore	8,938	7,315	8,463	8,348
– heavy[1]	–	2,200	303	2,759
– synthetic[1]	–	3,093	–	9,326
Malaysia – Sarawak	13,495	9,666	13,486	11,712
– Block K	16,843	26,567	18,398	23,488

Net natural gas liquids produced – barrels per day	9,374	8,883	9,145	9,058
United States – Eagle Ford Shale	6,921	6,751	6,884	6,988
– Gulf of Mexico	880	1,468	996	1,347
Canada	457	164	359	88
Malaysia – Sarawak	1,116	500	906	635

Net natural gas liquids sold – barrels per day	8,902	9,339	9,140	9,550
United States – Eagle Ford Shale	6,921	6,751	6,884	6,988
– Gulf of Mexico	880	1,468	996	1,347
Canada	457	164	359	88
Malaysia – Sarawak	644	956	901	1,127

Net natural gas sold – thousands of cubic feet per day	386,700	364,582	387,457	373,864
United States – Eagle Ford Shale	34,835	36,113	34,583	37,203
– Gulf of Mexico	11,625	16,779	11,868	20,094
Canada	220,171	204,753	218,641	207,288
Malaysia – Sarawak	112,993	96,057	114,767	97,155
– Block K	7,076	10,880	7,598	12,124

Total net hydrocarbons produced – equivalent barrels per day[2]	162,857	168,642	166,021	182,604
Total net hydrocarbons sold – equivalent barrels per day[2]	160,203	167,021	162,077	179,915

1  The Company sold the Seal area heavy oil field in January 2017 and its 5% non-operated interest in Syncrude Canada Ltd. in June 2016.

2 Natural gas converted on an energy equivalent basis of 6:1.

MURPHY OIL CORPORATION

STATISTICAL SUMMARY (Continued)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Weighted average sales prices
Crude oil and condensate – dollars per barrel
United States – Eagle Ford Shale	$ 48.11	$ 43.95	$ 48.38	$ 38.93
– Gulf of Mexico	47.44	43.41	47.34	39.00
Canada[1] – onshore	42.04	39.35	43.98	33.74
– offshore	48.93	44.51	50.07	36.82
– heavy[2]	–	18.03	25.12	11.83
– synthetic[2]	–	45.78	–	35.58
Malaysia – Sarawak[3]	48.89	47.22	51.72	41.74
– Block K3	50.44	46.53	50.59	41.97

Natural gas liquids – dollars per barrel
United States – Eagle Ford Shale	$ 14.14	$ 11.21	$ 15.27	$ 9.65
– Gulf of Mexico	14.93	11.89	17.29	10.59
Canada[1]	22.50	30.18	22.32	29.38
Malaysia – Sarawak[3]	52.68	34.62	51.05	35.65

Natural gas – dollars per thousand cubic feet
United States – Eagle Ford Shale	$ 2.59	$ 1.38	$ 2.56	$ 1.43
– Gulf of Mexico	2.62	1.46	2.59	1.62
Canada[1]	2.06	1.33	2.08	1.44
Malaysia – Sarawak[3]	3.57	3.29	3.49	3.52
– Block K3	0.24	0.23	0.25	0.25

1 U.S. dollar equivalent.

2  The Company sold the Seal area heavy oil field in January 2017 and its 5% non-operated interest in Syncrude Canada Ltd. in June 2016.

3 Prices are net of payments under the terms of the respective production sharing contracts.

MURPHY OIL CORPORATION

COMMODITY HEDGE POSITIONS

AS OF JUNE  30, 2017

			Volumes	Price		Remaining Period
Area	Commodity	Type	(Bbl/d)	(USD/Bbl)		Start Date	End Date
United States	WTI	Fixed price derivative swap	22,000	$50.41		7/1/2017	12/31/2017

			Volumes	Price		Remaining Period
Area	Commodity	Type	(MMcf/d)	(Mcf)		Start Date	End Date
Montney	Natural Gas	Fixed price forward sales	124	C$2.97		7/1/2017	12/31/2017
Montney	Natural Gas	Fixed price forward sales	59	C$2.81		1/1/2018	12/31/2020
Montney	Natural Gas	Fixed price forward sales	20	US $3.51	*	11/1/2017	3/31/2018

*Title transfer at Alberta Alliance pipeline.  Sale price fixed and transported to Chicago Gate.

MURPHY OIL CORPORATION

THIRD QUARTER 2017 GUIDANCE

	Liquids		Gas
	BOPD		MCFD
Production – net
U.S. – Eagle Ford Shale	42,000		31,500
– Gulf of Mexico	9,500		10,500

Canada – Tupper Montney	–		213,000
– Kaybob Duvernay and Placid Montney	4,000		18,000
– Offshore	8,000		–
Malaysia – Sarawak	11,500		95,500
– Block K	19,500		6,500

Total net production (BOEPD)		156,000 - 158,000

Total net sales (BOEPD)		157,000 - 160,000

Realized oil prices ($ per barrel):
Malaysia – Sarawak		$50.71
– Block K		$51.26

Realized natural gas price ($ per MCF):
Malaysia – Sarawak		$3.75

Exploration expense ($ millions)		$42.0

FULL YEAR 2017 GUIDANCE

Total production (BOEPD)		163,000 – 167,000

Capital expenditures ($ millions)		$890.0